Exhibit 99.1

Media Contact:	Gregg M. Schmidt
302-774-4005
gregg.m.schmidt@dupont.com
Investor Contact:	302-774-4994

DuPont Lowers Operating Earnings Outlook for 2Q and 2014
Company Provides Additional Details of Redesign Initiative
Anticipates At Least $1 Billion in Savings

WILMINGTON, Del., June 26, 2014 - Today DuPont announced that the company is revising its outlook for operating earnings per share for the second quarter and full year 2014, due primarily to lower than expected quarterly performance of its Agriculture and, to a lesser extent, Performance Chemicals segments. The company expects operating earnings in the second quarter to be moderately below the $1.28 per share recorded in the same period last year. As a result, the company is lowering its full-year outlook for operating earnings to $4.00 to $4.10 per share.

The revised outlook in Agriculture reflects lower than expected corn seed sales and higher than expected seed inventory write-downs. Given favorable soybean economics, soybean sales volumes in North America are higher than expected. However, the higher soybean volume will not fully offset the decline in corn volume, especially given the transition under way in the company’s soybean lineup to newer, higher performing products.  The company believes this is a short-term negative trend, and there will be strong demand for its next generation soybean products. The revised outlook also reflects lower than expected crop protection herbicide sales, largely due to weather.

“While 2014 is a transition year in agriculture, the revisions to the outlook we made today do not meet the expectations we set for our Agriculture segment or for the company,” said DuPont Chair and CEO Ellen Kullman. “We have a strong global market position and a rich pipeline and we will make the necessary changes so that we return to our five-year track record of delivering the reliable, attractive growth our shareholders expect from this segment.”
Performance Chemicals second quarter results will be impacted by lower than expected selling prices in refrigerants for mobile and stationary applications.

E. I. du Pont de Nemours and Company

Exhibit 99.1

Additional Details Provided on Company’s Redesign Initiative
Separately, DuPont disclosed more details today of its previously communicated efforts to streamline support for its more focused portfolio of businesses following the separation of the Performance Chemicals segment expected in mid-2015.

This redesign initiative will deliver near-term savings from the movement and elimination of costs related to the separation as well as productivity improvements across all businesses, regions and functions. Additionally, an extensive redesign of DuPont’s infrastructure, with a focus on automation and global standardization of transactional processes, will create a lower-cost systems environment and define new sources of savings as these changes are implemented broadly across the company.

“We have a unique opportunity now to reset our operating model to optimize both our effectiveness and efficiency, consistent with the purpose, strategy and needs of DuPont in 2015 and beyond,” said Kullman.

The company expects to record a restructuring charge of about $270 million pre-tax, or $.20 per share, after tax, in the second quarter of 2014 related to the first actions under the redesign initiative. The company anticipates that it will incur future charges related to the initiative as it implements additional actions.

“Together, all of these efforts will contribute to at least $1 billion in savings by the end of 2019 from a 2013 baseline - two-thirds by the end of 2015 on a run-rate basis and the final third occurring between 2016 and 2019,” said Kullman.

DuPont will hold a conference call and webcast on Thursday, June 26, 2014, at 5:00 pm EDT to discuss this news release. The call can be accessed by dialing 1-630-691-2760, confirmation number 37600125.  Alternatively, the webcast can be accessed by visiting the company’s investor website at www.investors.dupont.com. A replay of the conference call webcast will be available for 30 days by calling 1-630-652-3042, Passcode 3760 0125#.

For additional information see the investor center at http://www.dupont.com. DuPont will report its second quarter financial results on July 22 and expects to provide additional information regarding management’s expectations for the second half of 2014 at that time.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Exhibit 99.1

Forward-Looking Statements: This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” "believes," “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

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6/26/14

Exhibit 99.1

Use of Non-GAAP Measures
Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures are provided below.

Reconciliation of Operating Earnings Per Share (EPS) Outlook
The reconciliation below represents the company's 2014 outlook, 2013 full year and 2013 second quarter on an operating earnings per share basis, defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs.

	Year Ended December 31,		Three Months Ended
	2014 Outlook	2013 Actual	June 30, 2013
Operating EPS	$4.00 - $4.10	$3.88	$1.28

2014 estimated significant items*	(0.09)	—	—

2013 significant items**	—	(0.45)	(0.08)

Non-operating pension/OPEB costs***	(0.09)	(0.39)	(0.10)

EPS from continuing operations (GAAP)	$3.82 - $3.92	$3.04	$1.10

* 2014 estimated significant items includes: (a) full year 2014 transaction costs associated with the separation of the Performance Chemicals segment of $(0.13), (b) gain on the sale of Glass Laminating Solutions/Vinyls of $0.30, (c) restructuring charge of $(0.20), and (d) Venezuela devaluation charge of $(0.06).

** For detail of 2013 significant items, please see 2013 quarterly earnings news releases for DuPont available at http://www.investors.dupont.com.

*** Non-operating pension/OPEB costs for 2014 Outlook represents current estimate.